Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IMMUNOCORE LIMITED

CONVERTIBLE LOAN NOTE

PURCHASE AGREEMENT

DATE 13 SEPTEMBER 2017

Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONTENTS

1.	Definitions	2

2.	Amount and Terms of the Loan	6

3.	Use of Proceeds	6

4.	Closing	6

5.	Warranties and Covenants of the Company	7

6.	Warranties and Covenants of the Purchaser	8

7.	Events of Default; Remedies	10

8.	Conditions To Closings	11

9.	Covenants of the Company	13

10.	Miscellaneous	14

SCHEDULE 1 WARRANTIES		19

EXHIBIT A FORM OF FIRST TRANCHE CONVERTIBLE LOAN NOTE		25

EXHIBIT B FORM OF SECOND TRANCHE CONVERTIBLE LOAN NOTE		26

EXHIBIT C FORM OF LETTER AGREEMENT		29

EXHIBIT D FORM OF DEED OF ADHERENCE		30

EXHIBIT E BOARD OBSERVER LETTER		32

EXHIBIT F ORDINARY SHAREHOLDER RESOLUTION		33

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the 13 day of September, 2017 (the “Effective Date”) by and among Immunocore Limited, a company registered in England under number 06456207 with its registered office at 101 Park Dr, Milton, Abingdon OX14 4RY (the “Company”), and the Bill & Melinda Gates Foundation of PO Box 23350, Seattle, WA (the “Purchaser”). The Company and the Purchaser are each referred to as a “Party” and collectively as the “Parties”.

BACKGROUND

(A)         The Purchaser desires to advance loans to the Company, in furtherance of the Purchaser’s exempt purposes described in Section 170(c)(2)(B) of the Code and the Letter Agreement, and the Company desires to borrow from the Purchaser, in two tranches, an amount not to exceed in the aggregate forty million United States dollars (US$40,000,000.00) (the “Loan Amount”) (each loan advance a “Loan” and collectively the “Loans”).

(B)         The Loans will be evidenced by subordinated convertible loan notes in the form attached hereto as Exhibit A and Exhibit B (each a “Note” and collectively the “Notes”). Each Note may be converted into shares of the Company as provided in the Note.

The Parties agree as follows:

1.            Definitions. In this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:

1.1          “Accounts” means the audited balance sheet and profit and loss account of the Company for the period ended on the Accounts Date;

1.2          “Accounts Date” means 31 December 2016;

1.3          “Act” means the United States Securities Act of 1933, as amended from time to time;

1.4          “Affiliate” means, as to any Person, any other Person that directly or indirectly Controls, or is under common Control with or is Controlled by such Person;

1.5          “Authorizations” means as defined in Section 2(a) of Schedule 1;

1.6          “Board Observer Letter” means the letter in the form set out in Exhibit E from the Company to the Purchaser setting out the terms on which the Purchaser shall be entitled to appoint an observer to the board of directors of the Company;

1.7          “Closing” and “Closings” means as defined in Section 4.1;

1.8          “Code” means the US Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder;

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
1.9          “Company Product” means any product or service designed, developed, manufactured, marketed, distributed, provided, licensed, or sold at any time by the Company;

1.10        “Company Subsidiaries” means Immunocore LLC and Immunocore Nominees Limited;

1.11        “Confidential Information” means all information, inventions, trade secrets and know-how which is confidential and not generally known;

1.12        “Connected Person” has the meaning given to that expression in Section 1122 of the CTA 2010;

1.13        “Constitutional Documents” means the constitutional documents of the Company as applicable at the relevant time including the articles of association of the Company and any shareholders or investment agreement;

1.14       “Control” means the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive more than fifty percent (50%) of the profits or earnings of an entity. Any other relationship which in fact results in one entity having a decisive influence over the management, business and affairs of another entity shall also be deemed to constitute Control and Controlled shall be construed accordingly;

1.15        “Conversion Shares” means shares of the Company to be issued upon conversion of the Notes as set out in the Notes;

1.16        “CTA 2010” means the Corporation Tax Act 2010;

1.17       “Data Protection Legislation” means the Data Protection Act 1998, the EU Data Protection Directive 95/46/EC, the Privacy and Electronic Communications Directive 2002/58/EC (as amended), the Privacy and Electronic Communications (EC Directive) Regulations 2003 (as amended), the Regulation of Investigatory Powers Act 2000, the Telecommunications (Lawful Business Practice) (Interception of Communications) Regulations 2000 and all applicable laws and regulations relating to processing of personal data, including where applicable the guidance and codes issued by the Information Commissioner or other appropriate supervisory authority;

1.18        “Data Room” means the electronic data room prepared by the Company and made available to the Purchaser and delivered to the Purchaser on a CD-ROM on the First Closing Date;

1.19        “Deed of Adherence” means the deed of adherence to the Shareholders Agreement in the form set out in Exhibit D to be entered into by the Purchaser;

1.20       “Disclosure Letter” means the disclosure letter dated on the same date as this Agreement from the Company to the Purchaser and any updated disclosure letter provided by the Company to the Purchaser prior to the Second Closing in accordance with Section 5.3;

1.21        “Effective Date” means the date set out at the beginning of this Agreement;

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
1.22       “Encumbrance” means any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity, claim, right of pre-emption, option or any other security agreement or arrangement (whether or not perfected other than liens arising by operation of law);

1.23        “Event of Default” means as defined in Section 7.1;

1.24        “First Closing” means as defined in Section 4.1(a);

1.25        “First Closing Date” means as defined in Section 4.1(a);

1.26        “First Tranche Note” means the convertible loan note in the form set out in Exhibit A to be issued by the Company on the First Closing;

1.27        “Group” means the Company and the Company Subsidiaries;

1.28        “HMRC” means HM Revenue & Customs;

1.29       “Intellectual Property” means all intellectual property rights of whatsoever nature including without limitation copyrights, registered designs, design rights, Patents, all rights of whatsoever nature in computer software and data, all rights of privacy and all intangible rights and privileges of a nature similar or allied to any of the foregoing, in every case in any part of the world and whether or not registered, and including all granted registrations and all applications for registration in aspect of any of the same;

1.30        “Investment Documents” means this Agreement, the Notes, the Letter Agreement, the Deed of Adherence and the Board Observer Letter, in each case as amended from time to time;

1.31        “Letter Agreement” means the Global Access Commitments Letter in the form set out in Exhibit C entered into between the Company and the Purchaser on or before the date of this Agreement;

1.32        “Loan Documents” means this Agreement and the Notes;

1.33        “Management Accounts” means the management accounts of the Company for the period starting on the Accounts Date and ending on 31 July 2017, in the Data Room;

1.34        “Material Adverse Change” means:

(i)         any fact, matter, event, circumstance, condition or change in the business, operations, assets, liabilities, condition (whether financial, trading or otherwise), prospects or operating results of the Company which materially and adversely affects, or could reasonably be expected to materially and adversely affect, the Company’s ability to perform its obligations under any of the Investment Documents;

(ii)          a Charitability Default pursuant to the Letter Agreement which has not been remedied prior to the Second Closing Date and within the time period set forth in the Letter Agreement;

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
1.35        “Material Adverse Effect” means as defined in Section 2(a) of Schedule 1;

1.36        “New Investor Gross Proceeds” means gross proceeds raised from one or more investors that had no affiliation with the Company prior to the Qualifying Financing and are investing on an arms-length basis with no Intellectual Property, licensing rights or other value provided by the Company to the investor beyond the equity securities;

1.37       “Patent” means (a) all national, regional and international patents and patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisional, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications, including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications;

1.38        “Person” means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity;

1.39        “Personal Data” has the same meaning as the term “personal data” under the Data Protection Legislation;

1.40        “Properties” means the properties described in Section 14 of the Disclosure Letter;

1.41        “Qualifying Financing” [***];

1.42        “Safety Milestone” [***];

1.43        “Second Closing” means as defined in Section 4.1(b);

1.44        “Second Closing Date” means as defined in Section 4.1(b);

1.45        “Second Tranche Note” means the convertible loan note in the form set out in Exhibit B to be issued by the Company on the Second Closing;

1.46       “Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under the Notes, all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor;

5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
1.47        “Shareholders Agreement” means the amended and restated subscription and shareholders agreement relating to the Company dated 15 July 2015 (as amended from time to time);

1.48        “Special Damages” means as defined in Section 5.6(d); and

1.49        “Withdrawal Right” means as defined in the Letter Agreement.

2.           Amount and Terms of the Loan. Subject to the terms of this Agreement:

2.1          the Purchaser covenants and agrees to lend to the Company the Loans; and

2.2         the Company agrees to issue to the Purchaser a Note in the principal amount of each applicable Loan as set out in this Agreement. The Loan Amount shall be paid by the Purchaser to the Company in two tranches upon the closing dates as set forth in Section 4 below.

3.           Use of Proceeds. The Company shall use the proceeds from the sale of the Notes solely as provided in paragraph 2(c) of the Letter Agreement.

4.           Closing.

4.1          Closing Date. The closing of the purchase and sale of the Notes (the “Closings” and each a “Closing”) shall be subject to the conditions set forth in Section 8 and held as follows:

(a)          First Closing. The first Closing (the “First Closing”) shall be held on the Effective Date or at such other time as the Company and the Purchaser shall agree (the “First Closing Date”), whereby the Purchaser shall lend to the Company and the Company shall issue to the Purchaser the First Tranche Note in the principal amount of twenty five million United States dollars (US$25,000,000.00) (the “First Closing Amount”); and

(b)          Second Closing: The second Closing (the “Second Closing”) shall be held on a date specified by the Company (the “Second Closing Date”) after the successful completion of the Safety Milestone [***]. On the Second Closing Date the Purchaser shall lend to the Company and the Company shall issue to the Purchaser the Second Tranche Note in the principal amount of an additional fifteen million United States dollars (US$15,000,000.00) (the “Second Closing Amount”).

4.2          Delivery on First Closing. At the First Closing:

(a)          the Purchaser will send to the bank account of the Company (notified in writing to the Purchaser) by wire transfer funds in the amount of the First Closing Amount;

(b)          the Company shall issue and deliver to the Purchaser the First Tranche Note in favor of the Purchaser in the principal amount of the First Closing Amount;

(c)          the Company shall execute and deliver to the Purchaser the Letter Agreement, and the Board Observer Letter signed by the Company; and

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
(d)          the Purchaser shall execute and deliver to the Company the Letter Agreement and the Board Observer Letter.

4.3          Delivery on Second Closing. At the Second Closing:

(a)          the Purchaser will send to the bank account of the Company (notified in writing to the Purchaser) by wire transfer funds in the amount of the Second Closing Amount; and

(b)          the Company shall issue and deliver to the Purchaser the Second Tranche Note in favor of the Purchaser in the principal amount of the Second Closing Amount.

5.           Warranties and Covenants of the Company.

5.1         Warranties on First Closing Date. The Company hereby warrants to the Purchaser as of the First Closing Date that, except as set forth in the Disclosure Letter, each of the statements set out in Schedule 1 is true and accurate as of the First Closing Date (the “First Closing Warranties”).

5.2         Warranties on Second Closing Date. The Company shall warrant to the Purchaser as of the Second Closing Date that, except as set forth in the Disclosure Letter (as may be updated by the Company prior to the Second Closing in accordance with Section 5.3), each of the statements set out in Schedule 1 is true and accurate as of the Second Closing Date (the “Second Closing Warranties”).

5.3          Update of Disclosure Letter. Prior to the Second Closing Date the Company shall provide to the Purchaser an updated Disclosure Letter which shall form the Disclosure Letter for the purposes of the Second Closing.

5.4          Interpretation. Each of the First Closing Warranties or the Second Closing Warranties (as the case may be) is to be construed separately and independently and (except where this Agreement provides otherwise) shall not be limited by reference to any other paragraph of Schedule 1 (Warranties).

5.5         Company’s Knowledge. Any First Closing Warranty or Second Closing Warranty (as the case may be) qualified by the expression “so far as the Company is aware” or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of [***], in each case having made due and reasonable enquiry.

5.6          Limitations on liability.

(a)          The total aggregate liability of the Company in respect of the First Closing Warranties (including all legal and other costs and expenses) shall not exceed an amount equal to the principal amount of the First Closing Amount.

(b)          The total aggregate liability of the Company in respect of the Second Closing Warranties (including all legal and other costs and expenses) shall not exceed an amount equal to the principal amount of the Second Closing Amount.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
(c)          No claim may be made against the Company in respect of: (i) the First Closing Warranties unless written notice of such claim is served on the Company giving reasonable details of the claim by no later than the date which is [***] from the First Closing Date, and (ii) the Second Closing Warranties unless written notice of such claim is served on the Company giving reasonable details of the claim by no later than the date which is [***] from the Second Closing Date.

(d)         The Purchaser shall not be entitled to claim in respect of a breach of the First Closing Warranties or the Second Closing Warranties for any indirect or consequential loss or for any loss of goodwill or loss of business, whether actual or prospective or for any punitive damages (collectively, “Special Damages”), provided that to the extent a third party has been awarded Special Damages against the Purchaser or any of its Affiliates in connection with any breach of the First Closing Warranties or the Second Closing Warranties, the Purchaser or its Affiliate(s), as applicable, shall be entitled to claim against the Company for such Special Damages (subject always to the other provisions of this Section 5.6).

(e)          The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the First Closing Warranties or Second Closing Warranties (as the case may be) to be breached if it has been fairly and specifically disclosed in the Disclosure Letter or the Data Room.

(f)          No liability of the Company in respect of any breach of any First Closing Warranty or any Second Closing Warranty shall arise: (i) if such breach occurs by reason of any matter which would not have arisen but for the coming into force of any legislation not in force at the First Closing Date or Second Closing Date (as the case may be) or by reason of any change to HMRC’s practice announced after the First Closing Date or Second Closing Date (as the case may be); (ii) to the extent that specific allowance, provision or reserve has been made in the Accounts or in the Management Accounts in respect of the matter to which such liability relates; or (iii) to the extent that such breach or claim arises as a result of any change after the date hereof in the accounting bases or policies in accordance with which the Company values its assets or calculates its liabilities or any other change in accounting practice from the treatment or application of the same used in preparing the Accounts (save to the extent that such changes are required to correct errors or because relevant, generally accepted accounting principles have not been complied with).

(g)          The only First Closing Warranties or Second Closing Warranties (as the case may be) given in respect of Intellectual Property or rights in information (or agreements relating thereto) are those contained in paragraph 10 of Schedule 1 (Warranties), none of the other First Closing Warranties or Second Closing Warranties (as applicable) shall or shall be deemed to be, whether directly or indirectly a warranty in respect of Intellectual Property and the Purchaser acknowledges and agrees that the Company makes no other warranty as to Intellectual Property or rights in information (or agreements relating thereto).

6.           Warranties and Covenants of the Purchaser.

6.1         Purchase for Own Account. The Purchaser understands that the Notes and the Conversion Shares (collectively, the “Securities”), have not been registered under the Act on the basis that no distribution or public offering of the shares of the Company are to be effected. The Purchaser represents that it is acquiring the Securities solely for its own account and not for sale or

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

6.2          Information and Sophistication. Without lessening or obviating the warranties of the Company set forth in Section 5, the Purchaser hereby:

(a)          acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities;

(b)         warrants that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to the Purchaser; and

(c)          further warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

6.3         Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

6.4         Rule 144. The Purchaser is aware that none of the Securities may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Purchaser is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

6.5          Accredited Investor Status. The Purchaser is an “Accredited Investor” as such term is defined in Rule 501 under the Act.

6.6          Further Limitations on Disposition. Without in any way limiting the warranties set forth above and without prejudice to the provisions of Section 10.1 –10.3, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)          There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)          The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the

9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
Company, that such disposition will not require registration under the Act or any applicable state securities laws.

(c)          Notwithstanding the provisions of paragraphs (a) and (b) above and without prejudice to the provisions of the Constitutional Documents which relate to the transfer of the Securities, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to any person to whom the Purchaser may assign this Agreement pursuant to Sections 10.1 or 10.2.

6.7          Market Standoff. [***].

7.           Events of Default; Remedies.

7.1          Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”) under the Loan Documents:

(a)          The Company shall fail to pay (i) when due any principal or interest payment on the due date required under the terms of any of the Notes; or (ii) any other payment required under the terms of any of the Notes on the date due and such payment shall not have been made within [***] of the Company’s receipt of the Purchaser’s written notice to the Company of such failure to pay;

(b)          Any warranty made by the Company pursuant to Section 5 shall prove, when given, to be false or misleading in any material respect (save that the Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the warranties to be false or misleading if it has been fairly and specifically disclosed in the Disclosure Letter or the Data Room);

(c)          The Company shall fail to observe or perform any other material covenant, obligation, condition or agreement contained in this Agreement, the Letter Agreement, the Board Observer Letter and/or the Notes (including without limitation a Charitability Default pursuant to the Letter Agreement) or any material covenant, obligation, condition or agreement in the Shareholders Agreement which confers a benefit on the Purchaser, and, in each case, such default is not remedied within [***] (except that in the case of a Charitability Default such period shall be [***]) of the date on which the Purchaser notifies the Company of such default;

(d)         The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing except on terms approved in advance by the Purchaser, such approval not to be unreasonably withheld, delayed or conditioned;

(e)          An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within [***]) under any bankruptcy or insolvency statute now or hereafter in effect, or a custodian, administrator, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any material assets of the Company;

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BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
(f)          The Company or any of its subsidiaries (i) stops (or threatens to stop) payment of its debts generally or ceases (or threatens to cease) to carry on its business or a substantial part of its business or (ii) is deemed for the purpose of section 123 of the Insolvency Act 1986 to be unable to pay its debts or compounds or proposes or enters into any reorganisation or special arrangement with its creditors generally;

(g)          The Company’s shareholders or board of directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations, other than following the occurrence of a Change of Control as defined in the Notes.

(h)          The Company’s shareholders do not take the actions required under Section 9.5.

(i)          In respect of the First Tranche Note only, the Company fails to obtain the approval of the shareholders of the Company by 31 December 2017, by way of ordinary resolution pursuant to section 551 of the Companies Act 2006, to the grant of the conversion rights set out in the First Tranche Note on the terms substantially set out in Exhibit F.

7.2        Remedies. Upon the occurrence of any Event of Default and while it is continuing, all unpaid principal on the Notes, accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall, at the option of the Purchaser, or, upon the occurrence of any Event of Default pursuant to Section 7.1(d), (e), (f) or (g) above, automatically, be immediately due, payable and collectible by the Purchaser pursuant to applicable law. In the event of any Event of Default, the Company shall immediately notify the Purchaser of such event pursuant to Section 10.3 and shall pay all reasonable attorneys’ fees and costs incurred by the Purchaser in enforcing its rights under the Notes and the other Investment Documents and collecting any amounts due and payable under the Notes. No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.

7.3          Additional provisions. Without limiting and in addition to the Purchaser’s other rights pursuant to this Agreement, the Letter Agreement and applicable law, the Company agrees that following the occurrence of an Event of Default pursuant to Section 7.1(i) above, even if the Purchaser exercises its rights pursuant to Section 7.2 above, the Company will still be obligated to perform the Scope of Work and all other Global Access Commitments (as defined in the Letter Agreement) pursuant to the Letter Agreement as if the Purchaser had fully funded the First Tranche Note and the Company shall continue to comply with the terms and conditions of such Letter Agreement. For the avoidance of doubt, payment of the sums due under Section 7.2 following the occurrence of any Event of Default and (where applicable) performance by the Company of its obligations under this Section 7.3 shall not limit or otherwise affect any other obligations of the Company or other rights or remedies of the Purchaser pursuant to this Agreement, the Letter Agreement or applicable law in respect of that or any other Event of Default.

8.            Conditions To Closings.

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TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
8.1         Conditions to the Purchaser’s Obligations at the First Closing. The obligations of the Purchaser under the Loan Documents are subject to the fulfillment on or before the First Closing of each of the following conditions, which may be waived in writing by the Purchaser:

(a)         Warranties. The warranties of the Company contained in Section 5, as modified by the Disclosure Letter and subject to the provisions of Section 5, shall be true on and as of the First Closing Date as though such warranties had been made on and as of such date.

(b)          Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in the Loan Documents that are required to be performed or complied by it on or before the First Closing.

(c)          Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United Kingdom, United States or of any state that are required in connection with the lawful issuance and sale of the Notes shall be duly obtained and effective as of the First Closing.

(d)          Compliance Certificate. A Director of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 8.1(a), (b) and (c) have been fulfilled.

(e)         Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Purchaser’s counsel, which shall have received all such counterpart original and certified copies of such documents as it may reasonably request.

(f)          Closing Documents. The Company shall have duly executed and delivered to the Purchaser the following documents:

(i)          This Agreement;

(ii)         The First Tranche Note;

(iii)        The Letter Agreement; and

(iv)        The Board Observer Letter.

8.2         Conditions to the Purchaser’s Obligations at the Second Closing. The obligations of the Purchaser under the Loan Documents are subject to the fulfillment on or before the Second Closing of each of the following conditions, which may be waived in writing by the Purchaser:

(a)          Warranties. The warranties of the Company contained in Section 5, as modified by the Disclosure Letter and subject to the provisions of Section 5, shall be true on and as of the Second Closing Date as though such warranties had been made on and as of such date.

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TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION

(b)          Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in the Loan Documents that are required to be performed or complied by it on or before the Second Closing.

(c)          Qualifications. (I) All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United Kingdom, United States or of any state that are required in connection with the lawful issuance and sale of the Notes shall be duly obtained and effective as of the Second Closing, and (II) The Company shall have obtained the approval of the shareholders of the Company, by way of ordinary resolution pursuant to section 551 of the Companies Act 2006, to the grant of the conversion rights set out in the Second Tranche Note on the terms substantially set out in Exhibit F.

(d)          Material Adverse Change. No Material Adverse Change shall have occurred since the First Closing Date.

(e)          Compliance Certificate. A Director of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 8.2(a), (b), (c) and (d) have been fulfilled.

(f)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Purchaser’s counsel, which shall have received all such counterpart original and certified copies of such documents as it may reasonably request.

(g)          Closing Documents. Each of the documents in Section 8.1(f) shall remain in full force and effect and the Company shall have duly executed and delivered to the Purchaser the following document(s):

(i)          The Second Tranche Note.

8.3         Conditions to Obligations of the Company. The obligations of the Company under the documents listed in Sections 8.1(f)(i) to (iv) are subject to the fulfillment on or before each Closing of each of the following conditions, which may be waived in writing by the Company:

(a)          Warranties. The warranties made by the Purchaser in Section 6, shall be true on and as of each Closing with the same effect as though such warranties had been made on and as of the date of such Closing.

(b)          Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United Kingdom, the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and the Conversion Shares shall be duly obtained and effective as of each Closing.

(c)          Purchase Price. The Purchaser shall have delivered to the Company the purchase price in respect of the Note being purchased by the Purchaser in such Closing.

9.            Covenants of the Company.

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BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
9.1         Prohibited Activity. While the Notes are outstanding, the Company shall not make any distributions or pay any dividends to holders of equity securities of the Company or undertake any return of capital (whether by reduction of capital, purchase of shares or otherwise) without the Purchaser’s prior written consent, except for:

(a)          dividends or other distributions payable on the ordinary shares of the Company solely in the form of additional ordinary shares of the Company; and

(b)         repurchases of shares from current and former employees, officers, directors, consultants or other persons who performed services for the Company or any Affiliate in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof.

9.2         Letter Agreement. The terms and conditions of the Letter Agreement shall be in addition to the provisions of this Agreement and shall continue to apply in conjunction with any agreements related to the Conversion Shares and the Company shall continue to comply with such terms and conditions, unless the Letter Agreement shall expire pursuant to the terms thereof.

9.3          Conduct of Business. The Company shall use commercially reasonable efforts to:

(a)          maintain its corporate existence in good standing; and

(b)          carry on the business of the Company in a usual, regular and ordinary course in a manner consistent with developing the Platform Technology and in accordance with the provisions of this Agreement, the Letter Agreement and all applicable laws.

9.4         Events of Default. The Company shall promptly and in any event no later than [***] from the date on which the Company becomes aware of an Event of Default, give written notice to the Purchaser that an Event of Default has occurred including reasonable details of such Event of Default.

9.5          Withdrawal Right.

(a)          If the Company undertakes a Qualifying Financing the Company shall use all reasonable endeavours to procure that the shareholders of the Company: (i) approve any amendments to the Constitutional Documents that are reasonably required in order for the Company to comply with the Withdrawal Right, and (ii) waive any and all pre-emption and other rights which could prevent the Company complying with the terms of the Withdrawal Right, and (iii) agree to provide, as and when required, any and all consents which are required in order for the Company to comply with the terms of the Withdrawal Right, including any and all consents which are required by applicable law and the Constitutional Documents to effect a share buyback.

(b)          If the Purchaser serves written notice on the Company pursuant to Section 3.3 (Voluntary Conversion after Twelve Months) or Section 3.5 (Voluntary Conversion on Non-Qualifying Financing) of the Note or in the event of a conversion pursuant to Section 3.2 (Automatic Conversion in the Event of an Exit or Change of Control) of the Note, the Company shall use all reasonable endeavours to procure that the shareholders of the Company: (i) waive any and all pre-emption and other rights which could prevent the Company complying with the terms

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EXECUTION VERSION
of the Withdrawal Right, and (ii) agree to provide, as and when required, any and all consents which are required in order for the Company to comply with the terms of the Withdrawal Right, including any and all consents which are required by applicable law and the Constitutional Documents to effect a share buyback, in each case prior to the conversion of the Note.

9.6         Books and Records. The Company shall maintain the books and records of the Company in accordance with past practice, and use its commercially reasonable efforts to maintain in full force and effect all authorizations reasonably required to conduct the Company’s business.

9.7          Information Rights. During the period from the First Closing Date until the conversion of the Notes, the Purchaser shall be deemed to benefit from the rights to receive information that it would otherwise benefit from if the Purchaser were a shareholder of the Company (and for this purpose the Purchaser shall be deemed to hold the number of shares that it would be entitled to receive on conversion of the Notes based on the Previous Qualifying Financing (as defined in the Note)) pursuant to the Constitutional Documents and subject to the confidentiality obligations contained therein.

10.         Miscellaneous.

10.1        Assignment. Subject to Section 10.3, notwithstanding anything in this Agreement to the contrary, the Purchaser will have the right to assign this Agreement (in whole but not in part) to:

(a)          any subsidiary of the Purchaser,

(b)          any successor charitable organization of the Purchaser from time to time that is a tax-exempt organization as described in Section 50l(c)(3) of the Code, or

(c)          any tax-exempt organization as described in Section 50l(c)(3) of the Code controlled by one or more trustees of the Purchaser.

The Purchaser will notify the Company of any such proposed assignment, including the identity of the assignee, prior to the date of such assignment.

10.2       Exception to Assignment Provisions. Except as provided in Section 10.1, neither Party shall have the right to assign or transfer (whether by sale or license of assets, or otherwise) this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed except that any Party may make such an assignment without the other Party’s consent to (i) a third party who acquires all or substantially all of the business or assets of such Party to which this Agreement relates or (ii) a new corporate entity created as part of a corporate reorganization, in each case where such entity will continue to be bound by the terms of this Agreement.

10.3        Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)          upon personal delivery to the Party to be notified;

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EXECUTION VERSION
(b)          five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid;

(c)          one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or

(d)          when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient or, if not sent during normal business hours of the recipient, then on the next business day.

All communications being sent to the Company shall be sent to Immunocore Limited at 101 Park Dr, Milton, Abingdon OX14 4RY for the attention of the [***] and if being sent to the Purchaser shall be sent to Bill & Melinda Gates Foundation, PO Box 23350, Seattle, WA: Attention [***], or at such other address or electronic mail address as any Party may designate by [***] to the other Parties hereto.

10.4       Entire Agreement. This Agreement and the other Investment Documents, including all exhibits hereto and thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter of the Investment Documents, and supersede and terminate all prior agreements, negotiation and understandings between the Parties, whether oral or written, with respect to such subject matter.

10.5        Modification. No subsequent alteration, modification, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties. In the event of a conflict between the terms of this Agreement and the terms of any other Investment Document, the terms of this Agreement shall prevail.

10.6        Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

10.7        Third Party Rights. The Parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

10.8       Authority. Each of the Company and the Purchaser covenants and warrants with respect to itself that it has all authority necessary to execute this Agreement and that, on execution, this Agreement will be fully binding and enforceable in accordance with its terms, and that no other consents or approvals of any other Person or third parties are required or necessary for this Agreement to be so binding.

10.9       Waiver. Failure or delay by either Party in exercising or enforcing any provision, right, or remedy under this Agreement, or waiver of any remedy hereunder, in whole or in part, shall not be deemed a waiver thereof, or prevent the subsequent exercise of that or any other rights or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

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BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
10.10     Further Assurances. From time to time after the Effective Date, each Party shall execute, acknowledge and deliver to each other any further documents, assurances, and other matters, and will take any other action consistent with the terms and conditions of this Agreement, that may reasonably be requested by a Party and necessary or desirable to carry out the purpose of this Agreement.

10.11      Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

10.12      Counterparts. This Agreement may be executed in one or more counterparts, including by signatures delivered by facsimile or pdfs, each of which shall be deemed an original, but all of which shall be deemed to be and constitute one and the same instrument.

10.13      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.14      Survival of Obligations. The warranties and all covenants, undertakings and other obligations set out in this Agreement (except for any obligation which is fully performed at Closing) shall continue in full force and effect after each Closing.

10.15      Expenses. The Company and the Purchaser shall pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

10.16      Subordination. The indebtedness evidenced by the Notes shall be pari passu in right of payment to any existing notes convertible into shares and shall be subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Agreement or incurred by the Company after the date of this Agreement.

10.17     Governing Law. This Agreement and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation (including non-contractual disputes or claims), shall be governed by and construed in accordance with English law and any dispute will be submitted to the exclusive jurisdiction and venue of the courts located in London, England.

[SIGNATURE PAGE TO FOLLOW]

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EXECUTION VERSION
IN WITNESS WHEREOF, the Parties hereto have executed this Note Purchase Agreement as of the day and year first written above.

COMPANY:

IMMUNOCORE LIMITED

By:	/s/ Eliot Forster

Name:	Eliot Forster

Title:	CEO

PURCHASER:

BILL & MELINDA GATES FOUNDATION

By:	/s/ Jim Bromley

Name:	Jim Bromley

Title:	CFO

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BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
SCHEDULE 1
 WARRANTIES

1.          Organization and Qualification. The Company is a company duly incorporated and validly existing under the laws of England and Wales and has all requisite corporate power and authority to enter into and perform the Investment Documents and, when executed and delivered by the Company, the Investment Documents shall constitute valid and binding obligations of the Company enforceable in accordance with their terms. Immunocore Nominees Limited is a company duly incorporated and validly existing under the laws of England and Wales. Immunocore LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.           Business Authorization.

(a)          The Company and each of the Company Subsidiaries owns, holds and lawfully uses in the operation of its business all permits, authorities, licenses, variances, exemptions, orders and approvals of all governmental entities having competent jurisdiction which are necessary for it to conduct its business as currently conducted or for the ownership and use of the assets owned or used by the Company or the relevant Company Subsidiary in the conduct of its business free and clear of all liens, in each case where failure to do so would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Group taken as a whole (a “Material Adverse Effect”) (“Authorizations”). Such Authorizations are valid and in full force and effect, and so far as the Company is aware, there are no circumstances which might lead to the suspension, alteration or cancellation of any such Authorizations, nor is there any agreement which materially restricts the fields within which the Company or any of the Company Subsidiaries may carry out its business other than agreements entered into in the ordinary course of business.

(b)         The statutory books, registers, minute books and books of account of the Company and each of the Company Subsidiaries are duly entered up and maintained in accordance with all legal requirements applicable thereto and contain true and accurate records in all material respects of all matters required to be dealt with therein and all such books and all records and documents (including documents of title) which are its property are in its possession or under its control and all accounts, documents and annual returns required to be delivered or made to the Registrar of Companies have been duly and correctly delivered or made.

3.           Compliance with Law. Neither the Company nor any of the Company Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, violation of which would have a Material Adverse Effect.

4.           Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity, other than the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries is a participant in any joint venture, partnership or similar arrangement.

5.          Corporate Power. The Company has at the First Closing Date and the Second Closing Date, respectively, all requisite corporate power to execute and deliver the Investment Documents required to be executed or delivered at the relevant Closing and to carry out and perform its obligations under the terms of such Investment Documents.

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BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
6.          Authorization. The Conversion Shares, when issued in compliance with the provisions of this Agreement, the Notes and the Constitutional Documents will be validly issued, fully paid and free of any Encumbrances. Subject to the terms of the Constitutional Documents, the issuance of the Notes (and the securities issuable upon conversion thereof) pursuant to the provisions of the Investment Documents will not violate any preemptive rights or rights of first refusal granted by the Company, and the Notes (and the securities issuable upon conversion thereof) will be free of any Encumbrances; provided, however, that the Notes and the Conversion Shares may be subject to restrictions on transfer under applicable securities laws or as otherwise required by such laws at the time the transfer is proposed or pursuant to the Company’s Constitutional Documents. Subject to the terms of the Constitutional Documents, the issuance and sale of the Notes do not and will not cause any dilution adjustment in any existing securities.

7.           Offering. Assuming the accuracy of the warranties of the Purchaser contained in Section 6 of this Agreement, so far as the Company is aware, the issue of the Notes is exempt from the registration and prospectus delivery requirements of the Act.

8.           Compliance with Other Instruments. Neither the authorization, execution and delivery of any Investment Document, nor the issuance and delivery of the Notes will constitute or result in a material default or violation of any law or regulation applicable to the Company, any material term or provision of the Company’s Constitutional Documents as in effect on the date on which this warranty is given, or the material terms of any contract, indebtedness or other agreement to which the Company is a party.

9.           Litigation.

(a)         There is no action, suit or proceeding, claim, arbitration, litigation or investigation (each, an “Action”), in each case related to the business of the Company or any of the Company Subsidiaries, pending or, to the Company’s knowledge, threatened against or affecting the Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by any of the Investment Documents. To the Company’s knowledge no event has occurred or circumstances exist that would reasonably be expected to give rise or serve as a basis for any such Action. There is no Action against any current or, to the Company’s knowledge, former director or employee of the Company with respect to which the Company has or is reasonably likely to have an indemnification obligation in each case that would be reasonably likely to have a Material Adverse Effect.

(b)         There is no unsatisfied judgment, penalty or award, in each case related to the business of the Company or any of the Company Subsidiaries, against or affecting the Company or any of the Company Subsidiaries or any of their respective assets, properties or rights and neither the Company nor any of the Company Subsidiaries is party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any Action, in each case that would be reasonably likely to have a Material Adverse Effect.

(c)         Neither the Company nor any of the Company Subsidiaries nor any person for whose acts or defaults the Company or any of the Company Subsidiaries is liable is involved (whether as claimant, defendant or any other party) in any civil, criminal, tribunal or arbitration proceedings, and as far as the Company is aware there are no facts likely to give rise to any such proceedings, in each case where such proceedings would be reasonably likely to have a Material Adverse Effect.

10.          Intellectual Property.

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BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
(a)          Details of all Patents owned by the Company or any of the Company Subsidiaries are set out in the Disclosure Letter.

(b)          All renewal fees due and steps required as at the date of this Agreement for the maintenance of the Patents disclosed pursuant to paragraph (a) above have been paid or taken.

(c)          A list of all material licences, agreements and arrangements relating to the Intellectual Property granted to or by the Company and each of the Company Subsidiaries is set out in the Disclosure Letter.

(d)          Neither the Company nor any Company Subsidiary nor, as far as the Company is aware, any other party is in material breach of any of the licences disclosed pursuant to paragraph (c) above.

(e)          The Company has not received any notice that any third party is and, so far as the Company is aware, no third party is, infringing any material Intellectual Property or making unauthorized use of any material Confidential Information owned by the Company or any Company Subsidiary to a material extent.

(f)           So far as the Company is aware, the activities of the Company or any of the Company Subsidiaries do not infringe the Intellectual Property of any third party to a material extent.

(g)          So far as the Company is aware, and save in the ordinary course of business or to its employees, neither the Company nor any of the Company Subsidiaries has disclosed any Confidential Information to any third party other than under an obligation of confidentiality.

(h)          None of the Patents referred to in paragraph (a) above are the subject of any material litigation, opposition or administrative proceedings and such Patents are free from all Encumbrances. Neither the Company nor any Company Subsidiary has received any written notice, letter or complaint in respect of or threatening an Action related to the Patents referred to in paragraph (a) above against the Company or any Company Subsidiary and/or against the said Patents that challenges or seeks to invalidate or render unenforceable the said Patents.

(i)           The Company is the sole legal and beneficial owner of the Patents referred to in paragraph (a) above.

(j)         So far as the Company is aware, none of the material Intellectual Property of the Company or any of the Company Subsidiaries is owned by an employee of the Company or any of the Company Subsidiaries respectively and all material Intellectual Property created by employees, independent contractors or consultants of the Company or any of the Company Subsidiaries in the course of their employment, contracting or consultancy (insofar that such material Intellectual Property relates directly to the Company’s Platform Technology (as defined in the Letter Agreement)) has been assigned to the Company or the Company Subsidiaries.

11.         Financial Statements.

(a)         The Accounts have been prepared on a basis consistent with previous accounts of the Company and in accordance with the accounting principles standards and practices generally accepted in the United Kingdom and show a true and fair view of the state of affairs of the Company and the Company

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EXECUTION VERSION
Subsidiaries as at the Accounts Date and of the results of the financial period then ended in any material respect.

(b)          The Management Accounts have been prepared in accordance with accounting principles generally accepted in the United Kingdom and on a basis consistent with those used in the preparation of the Accounts and the Company does not consider them misleading.

(c)         Provision has been made or disclosure has been made by way of note in the Accounts of all then known liabilities, whether present or contingent, including provisions and reserves for taxation and of all Encumbrances and onerous capital commitments then in existence in accordance with the accounting standards referred to in paragraph 11(a).

(d)          The Company has no borrowings or other indebtedness other than as provided for in the Accounts or the Management Accounts, excluding bank overdraft positions and trade credit in the ordinary course of trading.

(e)          Neither the Accounts nor the Management Accounts include any unusual, exceptional, non-recurring or extraordinary item of income or expenditure (save as expressly disclosed therein).

12.         Share capital.

(a)          The existing shareholders are the legal and beneficial owners of the number of Ordinary Shares and Series A Shares set opposite their respective names in part 12(a) of the Disclosure Letter.

(b)          All of the shares set out in part 12(a) of the Disclosure Letter are fully paid and comprise the entire issued share capital of the Company. So far as the Company is aware, none of the share capital of the Company is subject to any Encumbrance. None of the share capital of any of the Company Subsidiaries is subject to any Encumbrance. No options, warrants or other rights to subscribe for new shares in the Company or any of the Company Subsidiaries have been granted or agreed to by the Company or any of the Company Subsidiaries and no dividends or other rights or benefits have been declared, made or paid or agreed to be declared, made or paid thereon.

(c)          The Company owns one hundred percent of the issued share capital and/or any other equity interests of each of the Company Subsidiaries.

13.         Taxation.

(a)         All returns which should have been made by the Company or any of the Company Subsidiaries for any taxation purpose in respect of any accounting period up to and including the Accounts Date have been made on a proper basis. There are no disputes, penalties, levies or requests for information extant with HMRC or any other authority.

14.         Properties.

(a)          The Properties (and the interest held by the Company or any of the Company Subsidiaries) are identified in part 14 of the Disclosure Letter and they are the only properties in which the Company or any of the Company Subsidiaries has an interest or occupies.

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BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
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EXECUTION VERSION
(b)          The details in part 14 of the Disclosure Letter are accurate in all material respects and incorporate all adverse rights (including, without limitation, charges, leases, contracts, title and planning restrictions and Encumbrances) affecting the Properties.

(c)          The Company and each of the Company Subsidiaries has duly complied with the obligations affecting the Properties in all material respects and no termination notice has been given (by the landlord or the tenant) in relation to any lease relating to any of the Properties, and there are no current, or as far as the Company is aware, anticipated notices, claims, demands or investigations relating to the Properties, in each case that would be reasonably likely to have a Material Adverse Effect.

15.         Contracts with Connected Persons.

(a)         There are no loans made by the Company or any of the Company Subsidiaries to any of their directors or shareholders and/or any of their Connected Persons and no debts or liabilities owing by the Company or any of the Company Subsidiaries to any of their directors or shareholders and/or any of their Connected Persons.

(b)          There are no existing contracts or arrangements to which the Company or any of the Company Subsidiaries is a party and in which any of its directors or shareholders and/or any of their Connected Person is interested.

16.         Data Protection.

(a)          The Company and each of the Company Subsidiaries has made all necessary registrations and notifications of its particulars in respect of any Personal Data processed by the Company or any of the Company Subsidiaries, in accordance with the Data Protection Legislation.

(b)         As far as the Company is aware, the Company and each of the Company Subsidiaries is in compliance with the Data Protection Legislation in all material respects and has not received any notice or allegation in writing alleging non-compliance with any such Data Protection Legislation.

17.         Employees.

(a)         There are no outstanding or, so far as the Company is aware, threatened claims or disputes between the Company or any of the Company Subsidiaries and any trade union or other body representing all or any of the employees of the Company or any of the Company Subsidiaries.

(b)         So far as the Company is aware, no employee of the Company or any of the Company Subsidiaries will, as a result of the entering into this Agreement or a Closing, be entitled to receive any payment or benefit which he would not otherwise be entitled to receive (including an enhanced severance package on subsequent termination) or be entitled to treat either such event as amounting to a breach of his terms of employment or to treat himself as redundant or dismissed or released from any obligation.

18.         Assets, debts and stock.

(a)          All book debts shown in the Accounts have been realised or are expected to be realised for an aggregate sum not being less than shown in the Accounts and, save as provided in the Accounts, the

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TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
Management Accounts or in the books of the Company, no indication has been received that any debt now owing to the Company or any of the Company Subsidiaries is bad or doubtful.

(b)          Neither the Company nor any of the Company Subsidiaries has granted any security (other than liens arising in the normal course of trading or by operation of law) over any material part of its undertaking or assets.

(c)          All assets used by and all debts due to the Company and each of the Company Subsidiaries or which have otherwise been represented as being its property or due to it or used or held for the purposes of its business are at the date of the applicable Closing its absolute property or right to use or hold and none is the subject of any Encumbrance (save in respect of liens arising in the normal course of trading or by operation of law) or the subject of any factoring arrangement, hire-purchase, retention of title, conditional sale or credit sale agreement.

19.         Borrowings and facilities. Full details of all borrowings of the Company and each of the Company Subsidiaries (excluding bank overdraft positions and trade credit in the ordinary course) are set out in the Disclosure Letter and, so far as the Company is aware, neither the Company nor any of the Company Subsidiaries is in breach of any of their terms and none of such facilities or terms of borrowing have been terminated as a result of the entry into of this Agreement.

20.         Compliance and probity.

(a)          So far as the Company is aware no director of the Company or any of the Company Subsidiaries:

(i)           has been convicted of a criminal offence (other than a road traffic offence not punished by custodial sentence);

(ii)          has been, or is liable to be, convicted of a criminal offence pursuant to the Money Laundering Regulations 2007;

(iii)         in the case of an individual, is or has been the subject of any bankruptcy order or any arrangement with his creditors (or other analogous arrangement in any jurisdiction);

(iv)         in the case of a body corporate, is in receivership, liquidation, administration, or is the subject of a scheme of arrangement with its creditors or a company voluntary arrangement (or other analogous arrangement in any jurisdiction);

(v)          has been disqualified by a court from acting as a director of a company or from acting in the management or conduct of the affairs of any company; or

(vi)         has been publicly censured or fined by the Financial Conduct Authority or the Panel on Takeovers and Mergers (or any analogous Authority or institution).

(b)         Neither the Company nor any of the Company Subsidiaries is nor has it at any time been engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010 or the U.S. Foreign Corrupt Practices Act of 1977 (to the extent applicable to the Company or any of the Company Subsidiaries). Neither the Company nor any of the Company Subsidiaries is the subject of any

24

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence under any such laws, and, so far as the Company is aware, no such investigation, inquiry or proceedings are pending or have been threatened and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

21.         Clinical Trials and Regulatory Matters. All pharmaceutical research and development activities of the Company or any of the Company Subsidiaries including all preclinical and clinical investigations pertaining to Company Products are being conducted and have been conducted, in each case, in material compliance with applicable laws, including, as applicable, Good Laboratory Practices, Good Manufacturing Practices or Good Clinical Practices requirements and privacy laws.

25

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
EXHIBIT A
FORM OF FIRST TRANCHE CONVERTIBLE LOAN NOTE

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
EXHIBIT B
FORM OF SECOND TRANCHE CONVERTIBLE LOAN NOTE

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT B - AGREED FORM

IMMUNOCORE LIMITED

SECOND TRANCHE

CONVERTIBLE LOAN NOTE

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONTENTS

1.	Definitions.	2

2.	Payment; Maturity; Default Interest	3

3.	Conversion	4

4.	Default; Remedies	5

5.	Prepayment.	5

6.	Register.	5

7.	Waiver; Payment Of Fees And Expenses.	6

8.	Cumulative Remedies.	6

9.	Miscellaneous	6

1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIS CONVERTIBLE LOAN NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM.

SECOND TRANCHE CONVERTIBLE LOAN NOTE

US$15,000,000	[ ] (the “Note Purchase Date”)

For value received, Immunocore Limited, a company registered in England with registration number 06456207 (the “Company”, which expression shall include its successors and permitted assignees) hereby promises to pay to the order of the Bill & Melinda Gates Foundation of PO Box 23350, Seattle, WA (“the Purchaser”, which expression shall include its successors and permitted assigns), the principal sum of fifteen million United States dollars (US$ 15,000,000) with interest on the outstanding principal amount at the rate of [***] per annum, based on a 365-day year. Interest shall commence on the Note Purchase Date and shall continue on the outstanding principal only until the date 365 days after the Note Purchase Date. Thereafter [***] interest shall be payable until the repayment of the Note, except following an Event of Default in which case interest will accrue on the outstanding principal only at the rate of [***] from the date of the Event of Default (but only after the end of any applicable remedy period and, except for any Event of Default under Sections 7.1 (d), (e), (f) or (g) of the Purchase Agreement, only for so long as any such Event of Default is continuing) until all principal and interest on the note is repaid in full. Interest will not be compounded and added to the principal. Interest will accrue and be due and payable upon maturity of the Note (or, if sooner, upon accelerated repayment of the Note as a result of an Event of Default or as otherwise permitted pursuant to the terms of this Note).

1.         Definitions. In this Note, unless the context requires otherwise, the following terms shall have the following meanings. Capitalized terms used in this Note and not otherwise defined in this Note shall have the respective meanings given to them in the Purchase Agreement or other Investment Documents (as defined in the Purchase Agreement).

1.1          “Change in Control” means:

(a)          the acquisition, directly or indirectly, by any Person or group of Persons of the beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of all issued securities of the Company;

(b)         a merger, consolidation or other similar transaction involving the Company, except for a transaction in which the holders of the issued securities of the Company immediately prior to such merger, consolidation or other transaction hold, in the aggregate, securities possessing more than 50% of the total combined voting power of all issued securities of the surviving entity immediately after such merger, consolidation or other transaction; or

(c)          the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company,

provided, however, that a Change in Control shall not include a transaction or series of transactions principally for bona fide equity financing purposes (save where the purpose or its effect is to enable

2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
investors in the Company to realise value from their investment) in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof;

1.2          “Charitability Default” means as defined in the Letter Agreement;

1.3          “Conversion Price” means as defined in Section 3.1(a);

1.4          “Maturity Date” means as defined in Section 2.2;

1.5         “New Investor Gross Proceeds” means gross proceeds raised from one or more investors that had no affiliation with the Company prior to the Previous Qualifying Financing (provided that such gross proceeds can include funds received from GT Healthcare if the remainder of this definition is true with respect to GT Healthcare) and are investing on an arms-length basis with no Intellectual Property, licensing rights or other value provided by the Company to the investor beyond the equity securities;

1.6          “Note” means this convertible Loan Note;

1.7         “Previous Qualifying Financing” means the issuance or sale (or series of related issuances or sales) by the Company of equity securities immediately preceding the Note Purchase Date [***] (excluding the conversion of this Note and any other notes in the same series) and that includes at least [***] of New Investor Gross Proceeds;

1.8         “Previous Qualifying Financing Conversion Price Per Share” means an amount equal to the price paid per share by investors in the Previous Qualifying Financing multiplied by an assumed [***] annual equity appreciation for the period between the final closing date of that equity financing and the Note Purchase Date. For example and for illustrative purposes only, if the Note Purchase Date was May 5, 2017 and the Previous Qualifying Financing closed on November 13, 2015 at a share price of [***], the conversion would occur at a share price equal to [***];

1.9          “Purchase Agreement” means the agreement dated [                         ] entered into between the Company and the Purchaser concerning the purchase of the Notes; and

1.10        “Second Tranche PQ Conversion Shares” means as defined in Section 3.1(a);

2.           Payment; Maturity; Default Interest

2.1          This Note is one in a series of notes issued or to be issued pursuant to the terms of the Purchase Agreement.

2.2         If this Note has not been paid in full or converted in accordance with the terms of Section 3 below the entire outstanding principal balance of this Note and all unpaid accrued interest thereon shall be repaid by the Company on the date [***] after the Note Purchase Date (the “Maturity Date”). All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. If any payments on this Note become due on a Saturday, Sunday or a public holiday under the laws of England, such payment shall be made on the next succeeding business day and, if relevant, such extension of time shall be included in computing interest in connection with such payment. For the avoidance of doubt, the principal and unpaid accrued interest may not be prepaid by the Company without the prior written approval of the Purchaser.

3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
3.           Conversion

3.1         Automatic Conversion Following Note Purchase Date.

(a)          One business (1) day following the Note Purchase Date, the outstanding principal balance of this Note and accrued but unpaid interest thereon shall automatically, without any further action by the Purchaser, convert into shares of the same class as shares issued at the first closing of the Previous Qualifying Financing (the “Second Tranche PQ Conversion Shares”) and [***].

(b)          Upon conversion, the Purchaser shall be required to: (a) execute and deliver the Deed of Adherence, and (b) execute, and shall have the full benefit of, any other definitive agreements executed by the other purchasers of the Second Tranche PQ Conversion Shares sold in the Previous Qualifying Financing (other than (i) any warranties given by the Company or (ii) any rights to appoint directors given in favour of any single purchaser of such Second Tranche PQ Conversion Shares, in each case pursuant to any subscription agreement); provided that in no event shall any such agreement result in a violation of any rule, law or other regulations relating to the Purchaser or the characterization of this Note as a “program related investment” (as defined in Section 4944(c) of the Code).

3.2         Automatic Conversion in the Event of an Exit or Change of Control. In the event of (i) a Change in Control of the Company; or (ii) an admission to trading of the shares of the Company to a Recognised Investment Exchange (as defined in the Financial Services and Markets Act 2000) (together with the admission of such shares to the Official List of the UK Listing Authority) or to the New York Stock Exchange or the NASDAQ Global Market (or Global Select Market) prior to the repayment or conversion of this Note (as provided above), all outstanding principal and unpaid accrued interest due on this Note shall, on the date of closing of such event, automatically convert into shares of the same class as issued by the Company pursuant to the Previous Qualifying Financing. [***].

3.3         Previous Qualifying Financing. The Parties agree that, unless the Company has issued or sold equity securities in the period between 31 July 2015 and the Note Purchase Date which sale or issuance (or series of related sales or issuances) constitutes a “Previous Qualifying Financing”, the issuance of Series A preferred equity securities by the Company to investors in July 2015 shall be deemed to be a “Previous Qualifying Financing” for the purposes of this Note.

3.4         Fractional Shares. No fractional shares of the Company’s shares will be issued upon conversion of this Note. In lieu of any fractional share to which the Purchaser would otherwise be entitled, the Company will pay to the Purchaser in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.

3.5         Effect of Conversion. Upon conversion of this Note pursuant to this Section 3, the Purchaser shall surrender this Note, duly endorsed, at the principal offices of the Company. Upon conversion of this Note pursuant to Section 3, this Note will be deemed converted on the date that is immediately prior to the close of business on the date of the surrender of this Note. At its expense, the Company will, as soon as practicable thereafter, issue and allot the shares arising on conversion of the Note, issue and deliver to the Purchaser, at such address requested by the Purchaser, a certificate or certificates for the number of shares to which the Purchaser is entitled upon such conversion (bearing such legends, if any, as are required by the Purchase Agreement, any other agreement entered into in connection with the Previous Qualifying Financing or any such conversion or applicable state and federal securities laws), together with a replacement Note (if any principal amount is not converted) and any other securities and

4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
property to which the Purchaser is entitled upon such conversion under the terms of this Note, including a check payable to the Purchaser for any cash amounts payable as a result of any fractional shares as described herein. Each share arising on conversion shall be issued and allotted at such premium to reflect the difference between the nominal amount of the share and the amount of the Notes (and accrued interest) converted into one share. Such shares shall be credited as fully paid and rank pari passu with shares of the same class and shall carry the same right to receive all dividends and other distributions declared or paid in respect of such shares.

3.6          The warranties and rights and obligations of transfer and assignment of the Purchaser that are set forth in the Purchase Agreement are hereby made a part of this Note and incorporated herein by this reference.

4.           Default; Remedies

4.1         The occurrence of any Event of Default described in Section 7.1 of the Purchase Agreement shall be an Event of Default hereunder and the remedies described in Section 7.2 of the Purchase Agreement shall be the remedies available hereunder.

4.2         Upon the occurrence and during the continuance of any Event of Default, all unpaid principal on this Note, accrued and unpaid interest thereon and all other amounts owing hereunder shall, at the option of the Purchaser, and, upon the occurrence of any Event of Default pursuant to Sections 7.1 (d), (e), (f) or (g) of the Purchase Agreement, automatically, be immediately due, payable and collectible by the Purchaser pursuant to applicable law. The Purchaser shall have all rights and may exercise all remedies available to it under law, successively or concurrently.

5.           Prepayment. Prepayment of the outstanding principal (plus accrued, but unpaid interest thereon) prior to the Maturity Date may not be made without the consent of the Purchaser.

6.           Register.

6.1          The Company shall keep and maintain a register of the Notes (the “Register”) at its registered office or at such other place as the Company may from time to time appoint for this purpose and notify to the Purchaser.

6.2          There shall be entered in the Register:

(a)          the names and addresses of the holder of the Notes for the time being;

(b)          the principal amount of the Notes held by each noteholder and the principal monies paid up on them;

(c)          the date of issue of each of the Notes and the date on which the name of each noteholder is entered in the Register in respect of the Notes registered in its name;

(d)          the serial number of each Certificate issued and the date of its issue; and

(e)          the date(s) of all transfers and changes of ownership of any of the Notes.

5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
6.3         The Company shall promptly amend the Register to record any change to the name or address of a noteholder that is notified in writing to the Company by that noteholder.

6.4         The noteholders or any of them, or any person authorised by a noteholder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from it or any part of it.

7.          Waiver; Payment Of Fees And Expenses. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by the Purchaser shall constitute a waiver, election or acquiescence by it.

8.           Cumulative Remedies. The Purchaser’s rights and remedies under this Note and the other Investment Documents shall be cumulative. No exercise by the Purchaser of one right or remedy shall be deemed an election, and no waiver by Purchaser of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

9.           Miscellaneous

9.1         Assignment. Notwithstanding anything in this Note to the contrary, the Purchaser will have the right to assign this Note (in whole but not in part) or transfer this Note to:

(a)          any subsidiary of the Purchaser,

(b)          any successor charitable organization of the Purchaser from time to time that is a tax-exempt organization as described in Section 50l(c)(3) of the Code, or

(c)          any tax-exempt organization as described in Section 50l(c)(3) of the Code controlled by one or more trustees of the Purchaser.

The Purchaser will notify the Company of any proposed assignment, including the identity of the assignee, prior to the date of such assignment.

9.2        Exception to Assignment Provisions. Except as provided in Section 9.1, neither Party shall have the right to assign or transfer (whether by sale or license of assets, or otherwise) this Note without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed except that any Party may make such an assignment without the other Party’s consent to (i) a third party who acquires all or substantially all of the business or assets of such Party to which this Note relates or (ii) a new corporate entity created as part of a corporate reorganization, in each case where such entity will continue to be bound by the terms of this Note.

9.3          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)          upon personal delivery to the Party to be notified;

6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
(b)          five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid;

(d)          one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or

(e)          when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient or, if not sent during normal business hours of the recipient, then on the next business day.

All communications being sent to the Company shall be sent to Immunocore Limited at 101 Park Dr, Milton, Abingdon OX14 4RY for the attention of the Chief Executive Officer, and if being sent to the Purchaser shall be sent to Bill & Melinda Gates Foundation, PO Box 23350, Seattle, WA: Attention Director of Program Related Investments, or at such other address or electronic mail address as a Party may designate by [***] advance written notice to the other Parties hereto.

9.4         Entire Agreement. This Note and the other Investment Documents, including all exhibits hereto and thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter of the Investment Documents, and supersede and terminate all prior agreements, negotiation and understandings between the Parties, whether oral or written, with respect to such subject matter.

9.5         Modification. No subsequent alteration, modification, amendment, change or addition to this Note shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties. In the event of a conflict between the terms of this Note and the terms of any other Investment Document, the terms of this Note shall prevail.

9.6         Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

9.7         Third Party Rights. The Parties do not intend that any term of this Note should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

9.8         Authority. Each of the Company and the Purchaser covenants and warrants with respect to itself that it has all authority necessary to execute this Note and that, on execution, this Note will be fully binding and enforceable in accordance with its terms, and that no other consents or approvals of any other Person or third parties are required or necessary for this Note to be so binding.

9.9         Set-off. Payments of principal and interest in respect of the Notes shall be paid by the Company to the Purchaser without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by law.

9.10       Waiver. Failure or delay by either Party in exercising or enforcing any provision, right, or remedy under this Note, or waiver of any remedy hereunder, in whole or in part, shall not be deemed a waiver thereof, or prevent the subsequent exercise of that or any other rights or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
9.11       Further Assurances. From time to time after the Effective Date, each Party shall execute, acknowledge and deliver to each other any further documents, assurances, and other matters, and will take any other action consistent with the terms and conditions of this Note, that may reasonably be requested by a Party and necessary or desirable to carry out the purpose of this Note.

9.12       Interpretation. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. Whenever the words “include” “includes” or “including” are used in this Note, they shall be deemed to be followed by the words “without limitation”.

9.13       Counterparts. This Note may be executed in one or more counterparts, including by signatures delivered by facsimile or pdfs, each of which shall be deemed an original, but all of which shall be deemed to be and constitute one and the same instrument.

9.14       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.15       Expenses. The Company and the Purchaser shall pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Note.

9.16       Subordination. The indebtedness evidenced by the Notes shall be pari passu in right of payment to any existing notes convertible into shares and shall be subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note or incurred by the Company after the date of this Note.

9.17       Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

9.18       Governing Law. This Note and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Note or its formation (including non-contractual disputes or claims), shall be governed by and construed in accordance with English law and any dispute will be submitted to the exclusive jurisdiction and venue of the courts located in London, England.

[SIGNATURE PAGE TO FOLLOW]

8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the parties hereto have executed this Convertible Loan Note as of the day and year first written above.

IMMUNOCORE LIMITED

By:

Name:

Title:

AGREED TO AND ACCEPTED:

BILL & MELINDA GATES FOUNDATION

By:

Name:

Title:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
EXHIBIT C
FORM OF LETTER AGREEMENT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
EXHIBIT D
FORM OF DEED OF ADHERENCE

THIS DEED is made on	201[ ]

BY [	]

INTRODUCTION

(A)
Pursuant to the Convertible Loan Note dated [        ] between Immunocore Limited (the “Company”) and the Bill and Melinda Gates Foundation (the “Foundation”) the Foundation has been issued shares in the Company (the “Shares”).

(B)
This deed is entered into in compliance with the terms of clause [12] of the [Subscription and Shareholders’ Agreement relating to the Company dated 15 July 2015] (which agreement is herein referred to as the “Shareholders’ Agreement”).

AGREED TERMS

1.	Words and expressions used in this deed shall have the same meaning as is given to them in the Shareholders’ Agreement unless the context otherwise expressly requires.

2.
The Foundation hereby agrees to assume the benefit of the rights under the Shareholders’ Agreement in respect of Shares and hereby agrees to assume and assumes the burden of the obligations under the Shareholders’ Agreement to be performed after the date hereof in respect of the Shares.

3.
The Foundation hereby agrees to be bound by the Shareholders’ Agreement in all respects as if the Foundation were a party to the Shareholders’ Agreement as one of the Investors and to perform all the obligations expressed to be imposed on such a party to the Shareholders’ Agreement, to be performed or on or after the date hereof.

4.	This deed is made for the benefit of:

(a)	the parties to the Shareholders’ Agreement; and

(b)
any other person or persons who may after the date of the Shareholders’ Agreement (and whether or not prior to or after the date hereof) assume any rights or obligations under the Shareholders’ Agreement and be permitted to do so by the terms thereof, and this deed shall be irrevocable without the consent of the Company acting on their behalf in each case only for so long as they hold any [Preference Shares]/Ordinary Shares in the capital of the Company.

5.	None of the Investors:

(a)
makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Shareholders’ Agreement (or any agreement entered into pursuant thereto);

(b)
makes any representation or warranty or assumes any responsibility with respect to the content of any information regarding the Company or any member of the group or otherwise relates to the subscription of shares in the Company; or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION
(c)
assumes any responsibility for the financial condition of the Company or any Subsidiary or any other party to the Shareholders’ Agreement or any other document or for the performance and observance by the Company or any other party to the Shareholders’ Agreement or any other document (save as expressly provided therein), and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded save for the representations, warranties and undertakings contained in the Warranties.

6.	This deed shall be governed by and construed in accordance with the laws of England and Wales.

This deed of adherence has been executed and delivered as a deed on the date shown on the first page.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT E
BOARD OBSERVER LETTER

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT F
ORDINARY SHAREHOLDER RESOLUTION

ORDINARY RESOLUTION

THAT, in accordance with section 551 of the Companies Act 2006, the directors of the Company (or a duly constituted committee of the directors) (the “Directors”) be generally and unconditionally authorised to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) to the Bill & Melinda Gates Foundation (the “Foundation”), or any assignee or transferee of any Rights or agreement to grant Rights to the Foundation, up to a nominal amount of £[•], provided that this authority shall, unless sooner renewed, varied or revoked by the Company, expire on the date that is five years from the date of passing of this Resolution, save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or Rights to be granted and the Directors may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.